Exhibit 10.64

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Third Amendment”), dated as of December 3, 2002, is entered into by and between TBI-Madrone I LLC, a California limited liability company (“Landlord”) and Media Arts Group, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.            Landlord and Tenant entered into a Lease dated December 20, 1999, and amended by a First Amendment to Lease dated July 21, 2000, and a Second Amendment to Lease dated October 18, 2000 (collectively, the “Lease”) for those certain premises at 900 Lightpost Way, Morgan Hill, California.

B.            Landlord and Tenant now desire to amend the Lease to remove certain rights of first offer to purchase and to payment on sale of the Premises, and an option to expand, all of which were originally granted to Tenant under the Lease.

AGREEMENT

In consideration of the mutual covenants set forth herein, and other valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.             Right of First Offer to Purchase. Paragraph 41 of the Lease is hereby deleted in its entirety.

2.             Payment to Tenant Upon Sale of Property. Paragraph 42 of the Lease is hereby deleted in its entirety.

3.             Option to Expand. Paragraph 43 of the Lease is hereby deleted in its entirety.

Except as set forth in this Third Amendment, the Lease is unmodified and in full force and effect.

LANDLORD		TENANT

TBI-Madrone I, LLC, a California		Media Arts Group, Inc., a Delaware
limited liability company		corporation

By	TBI-Lightpost I, a California	By	/s/ Herbert D. Montgomery
limited partnership, Manager
		Its	CFO
By	Toeniskoetter & Breeding, Inc.
Development, a California corporation,
General Partner

By	/s/ Brad Krouskup

Its	President